October 25, 2006

Harvest Energy Trust
Harvest Operations Corp.
2100, 330 - 5th Avenue SW
Calgary, AB T2P 0L4

Dear Sirs:

Re:	Offering of Trust Units and Convertible Unsecured Subordinated Debentures of Harvest Energy Trust

CIBC World Markets Inc., TD Securities Inc., RBC Dominion Securities Inc., Scotia Capital Inc., BMO Nesbitt Burns Inc., HSBC Securities (Canada) Inc., National Bank Financial Inc., FirstEnergy Capital Corp. and Canaccord Capital Corporation (collectively, the "Underwriters") understand that Harvest Energy Trust (the "Trust") proposes to issue and sell 3,150,000 trust units (the "Firm Units") of the Trust and 400,000 convertible unsecured subordinated debentures of the Trust (the "Firm Debentures"), with a face value of $1,000 principal amount per Firm Debenture, an interest rate of 6.30% per annum, payable semi-annually in arrears on September 30 and March 31 of each year commencing March 31, 2007, and a maturity date of September 30, 2013 (the "Maturity Date"). The Firm Debentures shall be convertible into Trust Units (as defined herein) at a conversion price of $38.50 per Trust Unit at any time prior to the close of business on the earlier of the Maturity Date and the business day immediately preceding the date specified by the Trust for redemption of the Firm Debentures, subject to adjustment in certain circumstances, and shall otherwise have such attributes as are described in the Prospectus (as defined below).

Upon and subject to the terms and conditions set forth below, the Underwriters hereby severally, and not jointly, offer to purchase from the Trust in the respective percentages set forth in paragraph 13.1 hereof, and, by its acceptance hereof, the Trust agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all of the Firm Units at a price of $31.75 per Firm Unit and all but not less than all of the Firm Debentures at a price of $1,000 per Firm Debenture, being an aggregate purchase price of $500,012,500, which purchase price shall be payable by the Underwriters at the Closing Time.

The Trust hereby grants to the Underwriters an option (the "Over-Allotment Option") to purchase, at the Underwriters' election, up to 472,500 additional Trust Units (the "Over-Allotment Units") from the Trust at a price of $31.75 per Over-Allotment Unit and up to 60,000 additional Debentures (the "Over-Allotment Debentures"), with a face value of $1,000 principal amount per Over-Allotment Debenture, such Over-Allotment Option which shall be exercisable from time to time, in whole or in part, and at any time for a period of up to 30 days from and including the Closing Date (as hereinafter defined) for the purpose of covering over-allotments, if any, and for market stabilization purposes. In the event and to the extent that the Underwriters exercise the Over-Allotment Option, subject to the terms and conditions hereof, the Underwriters hereby severally, and not jointly, agree to purchase from the Trust the number of Over-Allotment Units and Over-Allotment Debentures as to which the Over-Allotment Option shall have been exercised in the respective percentages set forth in paragraph 13.1 hereof, and the Trust hereby agrees to issue and sell such number of Over-Allotment Units and Over-Allotment Debentures to the Underwriters at the purchase price of $31.75 per Over-Allotment Unit and $1,000 per Over-Allotment Debenture.

In consideration of the Underwriters' agreement to purchase the Offered Securities (as hereinafter defined) and to offer them to the public, which agreement will result from the Trust's acceptance of this offer, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Trust agrees to pay to the Underwriters at the Closing Time a fee of $1.5875 per Trust Unit and a fee of $40 per Debenture (the "Underwriting Fee"), against receipt of the purchase price for the Offered Securities. For greater certainty, the services provided by the Underwriters in connection herewith will not be subject to Goods & Services Tax provided for in the Excise Tax Act (Canada) (" GST") as any taxable supplies provided will be incidental to the exempt financial services provided.

TERMS AND CONDITIONS

This agreement shall be subject to the following terms and conditions:

1.                      DEFINITIONS AND INTERPRETATION

1.1                In this agreement:

(a)   "ABCA" means the Business Corporations Act (Alberta), R.S.A. 2000, c. B 9, as amended, including the regulations promulgated thereunder;

(b)   "Acquisition" means the acquisition of all of the shares of North Atlantic and related businesses and the entering into of the Supply and Offtake Agreement in accordance with the Purchase and Sale Agreement;

(c)  "Administration Agreement" means the agreement dated September 27, 2002 between the Trustee and Harvest Operations pursuant to which Harvest Operations provides certain administration and advisory services in connection with the Trust;

(d)  "agreement", "hereto", "herein", "hereunder", "hereof" and similar expressions refer to the agreement resulting from the acceptance by the Trust and Harvest Operations of this offer and not to any particular section or other portion of this agreement;

(e)   "ASC" means the Alberta Securities Commission;

(f)   "business day" means a day which is not a Saturday or Sunday or a legal holiday in the Province of Alberta;

(g)   "Closing" means the completion of the issue and sale by the Trust and the purchase by the Underwriters of the Offered Securities pursuant to this agreement;

(h)   "Closing Date" means November 16, 2006, or such other date no later than November 22, 2006 as the Underwriters and the Trust and Harvest Operations may agree upon in writing;

(i)   "Closing Time" means 6:30 a.m. (Calgary time) on the Closing Date or such other time on such date as the Underwriters and the Trust and Harvest Operations may agree upon;

(j)   "Debenture Trust Indenture" means the Harvest Debenture Indenture and the supplemental indenture thereto to be dated on or before the Closing Date between the Trust and Valiant Trust Company, governing the terms and conditions of the Offered Debentures;

(k)  "Debentures" means the 6.30% convertible unsecured subordinated debentures of the Trust having the rights and entitlements set forth in this agreement and otherwise as being provided in the supplemental indenture governing the terms and conditions of the Offered Debentures to be dated on or before the Closing Date;

(l)   "Debentures Series 1" means the 9% convertible unsecured subordinated debentures of the Trust due May 31, 2009;

(m)  "Debentures Series 2" means the 8% convertible unsecured subordinated debentures of the Trust due September 30, 2009;

(n)   "Debentures Series 3" means the 6.5% convertible unsecured subordinated debentures of the Trust due December 31, 2010;

(o)  "Debentures Series 4" means the 10.5% convertible unsecured subordinated debentures of the Trust due April 30, 2008 assumed on February 3, 2006 pursuant to the terms of the VERT Arrangement;

(p)  "Debentures Series 5" means the 6.40% convertible unsecured subordinated debentures of the Trust due October 31, 2012 assumed on February 3, 2006 pursuant to the terms of the VERT Arrangement;

(q)   "Direct Royalties" means royalty interests in petroleum and natural gas rights acquired by the Trust from time to time pursuant to a Direct Royalties Sale Agreement;

(r)  "Direct Royalties Sale Agreement" means any purchase and sale agreement between the Trust and an Operating Subsidiary providing for the purchase by the Trust from an Operating Subsidiary of Direct Royalties;

(s)   "distribution" means "distribution" or "distribution to the public", which terms have the meanings attributed thereto under applicable Securities Laws;

(t)    "Distribution Period" means the period from the date hereof to the completion of the distribution of the Offered Securities;

(u)   "Documents" means, collectively, the documents incorporated by reference in the Prospectus and any Subsequent Disclosure Documents including, without limitation:

(i)    the annual information form of the Trust dated March 30, 2006;

(ii)  the audited comparative consolidated financial statements of the Trust as at and for the years ended December 31, 2005 and 2004, together with the notes thereto and the auditors' report thereon;

(iii)   the management's discussion and analysis of the financial condition and results of operations of the Trust for the year ended December 31, 2005;

(iv)  the unaudited interim comparative consolidated financial statements of the Trust as at and for the three and six month periods ended June 30, 2006, together with the notes thereto;

(v)   the management's discussion and analysis of the financial conditions and results of operations of the Trust for the three and six month periods ended June 30, 2006;

(vi)  the proxy statement and information circular of the Trust dated April 3, 2006 for the annual and special meeting of securityholders of the Trust held on May 23, 2006;

(vii) the joint information circular and proxy statement of the Trust and VERT dated December 30, 2005 relating to the special meeting of securityholders of the Trust and unitholders of VERT held on February 2, 2006 (excluding the portions of the Renewal Annual Information Form of the Trust dated March 30, 2005 and the Renewal Annual Information Form of VERT dated March 30, 2005, both of which are incorporated by reference in such Joint Information Circular and Proxy Statement, which refer to and describe the reports of the independent reserves evaluators of the Trust and VERT evaluating the crude oil, natural gas liquids and natural gas reserves attributable to their respective properties as at December 31, 2004);

(viii) the material change report dated February 10, 2006 describing the completion of the VERT Arrangement;

(ix)   the material change report dated July 28, 2006 announcing the offering of up to 7,026,500 Trust Units pursuant to a short form prospectus dated August 10, 2006;

(x)   the material change report dated August 30, 2006 announcing the Acquisition; and

(xi)  the business acquisition report of the Trust dated April 18, 2006 relating to the VERT Arrangement;

(v) "Financial Statements" means, collectively, the Trust Financial Statements, the Pro Forma Financial Statements, the VERT Financial Statements, the VERT Pro Forma Financial Statements and the North Atlantic Financial Statements;

(w) "GLJ" means GLJ Petroleum Consultants Ltd., independent oil and natural gas reservoir engineers of Calgary, Alberta;

(x) "Harvest Debenture Indenture" means, collectively, the trust indenture dated January 29, 2004, a supplemental indenture dated August 10, 2004 and a second supplemental indenture dated August 2, 2005 made among the Trust, Harvest Operations and the Harvest Debenture Trustee, as trustee;

(y)  "Harvest Debenture Trustee" means the trustee of the Debentures Series 1, Debentures Series 2 and Debentures Series 3, being Valiant Trust Company;

(z)    "Harvest Entities" means, collectively and taken as a whole, the Trust, Harvest Operations and the Operating Subsidiaries and "Harvest Entity" means any one of them;

(aa)  "Harvest Operations" means the Trust's subsidiary, Harvest Operations Corp.;

(bb) "HBT1" or "Breeze Trust No. 1" means Harvest Breeze Trust 1, a trust established under the laws of the Province of Alberta, wholly owned by the Trust;

(cc) "HBT2" or "Breeze Trust No. 2" means Harvest Breeze Trust 2, a trust established under the laws of the Province of Alberta, wholly owned by the Trust;

(dd) "Independent Reserve Engineering Evaluators" means McDaniel, GLJ and Sproule, independent oil and natural gas reservoir engineers of Calgary, Alberta;

(ee) "material adverse effect" means any change, effect, event, occurrence or state of facts that, individually or in the aggregate, is, or would reasonable be expected to be, material and adverse to the business, operations or financial condition, assets, liabilities (contingent or otherwise) of the Trust taken as a whole;

(ff) "Material Agreements" means, collectively, the Administration Agreement, the Direct Royalties Sale Agreements, the Harvest Debenture Indenture, the NPI Agreements, the Trust Indenture and the VERT Debenture Indenture;

(gg) "material change", "material fact" and "misrepresentation" have the meanings attributed thereto under applicable Securities Laws;

(hh) "McDaniel" means McDaniel & Associates Consultants Ltd., independent oil and natural gas reservoir engineers of Calgary, Alberta;

(ii) "Mutual Reliance Procedures" means the mutual reliance review system procedures provided for under National Policy 43-201, Mutual Reliance Review System for Prospectuses, of the Securities Commissions and the securities regulatory authorities of the territories of Canada;

(jj) "North Atlantic" means North Atlantic Refining Limited, a private company which owns the Refinery and related marketing division;

(kk) "North Atlantic Financial Statements" means, collectively, the audited combined balance sheets of North Atlantic and Vitol Refining S.A. as at December 31, 2005 and 2004 and the combined statements of income, shareholders' equity and cash flows for the years then ended, together with the notes thereto and the auditors' report thereon and the unaudited combined balance sheet of North Atlantic and Vitol Refining S.A. as at June 30, 2006 and the combined statements of income, shareholders' equity and cash flows for the periods ended June 30, 2006 and 2005, together with the notes thereto;

(ll) "NPI Agreements" means, collectively, the net profit interest agreement dated July 10, 2002 between Harvest Operations and the Trust as amended, the royalty agreement dated effective January 17, 2003 between WEI and BNY Trust Company of Canada, and the net profit interest agreement dated January 1, 2005 between HBT1 and the Trust as amended and "NPI Agreement" means any one of these agreements, as applicable;

(mm) "Offered Debentures" means collectively, the Firm Debentures and the Over-Allotment Debentures;

(nn) "Offered Securities" means collectively, the Offered Units and the Offered Debentures;

(oo) "Offered Units" means collectively, the Firm Units and the Over-Allotment Units;

(pp) "Operating Subsidiaries" means, collectively, Harvest Operations, REP, Breeze Resource Partnership, HBT1, HBT2, Harvest BEL Inc., Hay River Partnership, and North Atlantic (and all direct and indirect wholly-owned subsidiaries of North Atlantic), each such entity being a direct or indirect wholly-owned subsidiary of the Trust other than REP in respect of which the Trust, indirectly, holds a 60% interest, and "Operating Subsidiary" means any of Harvest Operations, REP, BRP, HBT1, HBT2, Harvest BEL Inc., Hay River Partnership, or North Atlantic (or any direct or indirect wholly-owned subsidiary of North Atlantic), as applicable;

(qq) "Ordinary Trust Units" means the ordinary trust units of the Trust created, issued and certified under the Trust Indenture and for the time being outstanding and entitled to the benefits thereof;

(rr) "Preliminary Prospectus" means the English and French language versions (unless the context otherwise requires) of the preliminary short form prospectus of the Trust to be dated October 31, 2006 relating to the distribution of the Offered Securities and, unless the context otherwise requires, includes all documents incorporated therein by reference;

(ss) "Pro Forma Financial Statements" has the meaning set forth in subsection 7.1(j);

(tt) "Prospectus" means the English and French language versions (unless the context otherwise requires) of the (final) short form prospectus of the Trust relating to the distribution of the Offered Securities and, unless the context otherwise requires, includes all documents incorporated therein by reference;

(uu) "Prospectus Amendment" means the English and French language versions (unless the context otherwise requires) of any amendment to the Preliminary Prospectus or the Prospectus, other than merely by incorporation by reference into the Preliminary Prospectus or the Prospectus of Subsequent Disclosure Documents;

(vv) "Provinces" means the provinces and territories of Canada;

(ww) "Public Record" means all information filed by or on behalf of the Trust with the Securities Commissions, including without limitation, the Documents, the Prospectus, any Subsequent Disclosure Documents and any other information filed with any Securities Commission in compliance, or intended compliance, with any applicable Securities Laws;

(xx) "Purchase and Sale Agreement" means the purchase and sale agreement dated August 22, 2006 between the Trust and the Vendor providing for the purchase of the outstanding shares of North Atlantic and the entering into of the Supply and Offtake Agreement;

(yy) "Refinery" means the 115,000 barrel per day sour crude hydrocracking refinery located at Placentia Bay, Newfoundland;

(zz) "REP" means Red Earth Partnership, a partnership established under the laws of Alberta;

(aaa) "Securities Commissions" means the securities commissions or other securities regulatory authorities in the Provinces;

(bbb) "Securities Laws" means the securities acts or similar statutes of the Provinces and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;

(ccc) "Special Trust Units" means the special trust units of the Trust created, issued and certified under the Trust Indenture and for the time being outstanding and entitled to the benefits thereof;

(ddd) "Special Voting Unit" means a special voting unit of the Trust;

(eee) "Sproule" means Sproule Associates Limited, independent oil and natural gas reservoir engineers of Calgary, Alberta;

(fff) "Subsequent Disclosure Documents" means any financial statements, information circulars, annual information forms, material change reports, press releases, management's discussion and analyses, business acquisition reports or other documents filed by the Trust after the date of this agreement and before the end of the Distribution Period which are, or are deemed to be, incorporated by reference into the Preliminary Prospectus, the Prospectus or any Prospectus Amendment;

(ggg) "subsidiary" has the meaning assigned thereto in the Securities Act (Alberta);

(hhh) "Supply and Offtake Agreement" means the supply and offtake agreement dated October 19, 2006 between North Atlantic and Vitol Refining S.A.;

(iii) "Tax Act" means the Income Tax Act (Canada);

(jjj) "Trust Financial Statements" means, collectively, the audited comparative consolidated balance sheets of the Trust as at December 31, 2005 and 2004 and the consolidated statements of income and accumulated income and cash flows for the years then ended, together with the notes thereto and the auditors' report thereon, and the unaudited consolidated balance sheets of the Trust as at June 30, 2006 and 2005 and the consolidated statement of income and accumulated income and cash flows for the periods then ended, together with the notes thereto;

(kkk) "Trust Indenture" means the amended and restated trust indenture dated July 10, 2003 between the Trustee and Harvest Operations as such indenture may be further amended by supplemental indentures from time to time;

(lll) "Trust Unit" means a trust unit of the Trust and unless the context otherwise requires means Ordinary Trust Units;

(mmm) "Trustee" means Valiant Trust Company, or its successor as trustee of the Trust;

(nnn) "U.S. Memorandum" means the U.S. Private Placement Memorandum and any amendments thereto, to be attached to all copies of the Prospectus to be delivered in connection with the offer and sale of the Offered Securities in the United States and referred to in Schedule "A" hereto;

(ooo) "Vendor" means the holder of the outstanding shares of North Atlantic;

(ppp) "VERT" means Viking Energy Royalty Trust, an open-end, unincorporated investment trust established under the laws of the Province of Alberta;

(qqq) "VERT Arrangement" means the Plan of Arrangement involving Harvest, Harvest Operations, VERT, Viking Holdings Inc., securityholders of the Trust and unitholders of VERT as approved by the securityholders of the Trust and the unitholders of VERT on February 2, 2006 and effective February 3, 2006;

(rrr) "VERT Debenture Indenture" means the trust indenture dated January 15, 2003 and a supplemental indenture dated October 20, 2005 between VERT and the VERT Debenture Trustee, as trustee;

(sss) "VERT Debenture Trustee" means the trustee of the Debentures Series 4 and the Debentures Series 5, being Computershare Trust Company of Canada;

(ttt) "VERT Financial Statements" means, collectively, the audited consolidated balance sheets of VERT as at December 31, 2005 and 2004 and the consolidated statements of income and accumulated earnings (deficit) and cash flows for the years ended, together with the notes thereto and the auditors' report thereon; and

(uuu)"VERT Pro Forma Financial Statements" has the meaning set forth in subsection 7.1(m).

Other terms which are defined elsewhere in this agreement have the meanings so ascribed.

2.                     FILING OF PROSPECTUS

2.1                  The Trust represents and warrants that it is eligible to file a short form prospectus under National Instrument 44-101, Short Form Prospectus Distributions, of the Securities Commissions, for the distribution of the Offered Securities.

2.2                   The Trust shall:

(a)  prepare and file the Preliminary Prospectus and other documents required under the Securities Laws with the Securities Commissions pursuant to the Mutual Reliance Procedures not later than 5:00 p.m. (Calgary time) on October 31, 2006, and obtain a preliminary decision document dated October 31, 2006 from the ASC, as principal regulator, under the Mutual Reliance Procedures evidencing that a receipt has been issued for the Preliminary Prospectus in each Province;

(b)  forthwith after any comments with respect to the Preliminary Prospectus have been received from and resolved with the Securities Commissions, but not later than November 9, 2006 (or such later date as may be agreed to in writing by the Trust and Harvest Operations and the Underwriters):

(i)    prepare and file the Prospectus and other documents required under the Securities Laws with the Securities Commissions pursuant to the Mutual Reliance Procedures; and

(ii)  obtain a final decision document from the ASC, as principal regulator, under the Mutual Reliance Procedures evidencing that a receipt has been issued for the Prospectus in each Province;

        and otherwise fulfill all legal requirements to enable the Offered Securities to be offered and sold to the public in each of the Provinces through the Underwriters or any other investment dealer or broker registered in the applicable Province; and

(c) during the Distribution Period, promptly take all additional steps and proceedings that from time to time may be required under the Securities Laws to continue to qualify the Offered Securities for distribution in each of the Provinces or, in the event that the Offered Securities have, for any reason, ceased to so qualify, to again qualify the Offered Securities for distribution and to qualify the Offered Securities for sale in transactions exempt from registration under the United States Securities Act of 1933 (the "U.S. Act") and for sale internationally as permitted by applicable laws.

2.3             Prior to the filing of each of the Preliminary Prospectus and the Prospectus and, during the Distribution Period, prior to the filing with any Securities Commissions of any Subsequent Disclosure Documents or Prospectus Amendment, the Trust and Harvest Operations shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents (including, without limitation, the U.S. Memorandum) and to have reviewed any documents incorporated by reference therein.

2.4              During the Distribution Period, the Trust and Harvest Operations shall allow the Underwriters to conduct all due diligence which they may reasonably require (including with respect to the Acquisition) in order to fulfil their obligations as underwriters and in order to enable each of the Underwriters to execute responsibly the certificates required to be executed by it in the Preliminary Prospectus, the Prospectus and in any Prospectus Amendment which without limitation may include the holding of a "due diligence" meeting immediately prior to the Closing Time and Additional Closing Time, as applicable, with representatives of the Trust, Harvest Operations, their outside counsel, their independent reserve engineers and any firm of chartered accountants which have audited or otherwise reported on any financial statements or information included in or incorporated by reference into the Prospectus or any Prospectus Amendment.

3.                    DELIVERY OF PROSPECTUS AND RELATED DOCUMENTS

3.1                  The Trust shall deliver or cause to be delivered to the Underwriters and the Underwriters' counsel the documents set out below at the respective times indicated:

(a)    prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of each of the Preliminary Prospectus and the Prospectus:

(i)    copies of the Preliminary Prospectus and the Prospectus, as the case may be, signed as required by the Securities Laws;

(ii)   copies of the U.S. Memorandum if required by the Underwriters; and

(iii)   copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters;

(b)  as soon as they are available, copies of any Subsequent Disclosure Documents and any Prospectus Amendment required to be filed under any of the Securities Laws, signed as required by the Securities Laws and including copies of any documents or information incorporated by reference therein which have not been previously delivered to the Underwriters;

(c)    at the respective times of delivery to the Underwriters pursuant to this section 3.1 of the French language version of the Preliminary Prospectus and Prospectus:

(i)   an opinion of counsel in Québec addressed to the Underwriters and dated the date of the Preliminary Prospectus and the Prospectus, as applicable, to the effect that the French version thereof and of any documents incorporated therein by reference (except for any financial statements or financial information which is the subject of the opinion of the auditors referred to below, as to which no opinion need be expressed by Québec counsel) is in all material respects a complete and proper translation of the English version thereof and that the English and French versions are not susceptible of any materially different interpretation with respect to any material matter contained therein; and

(ii)  an opinion of each of the Trust's auditors and the auditors for North Atlantic addressed to the Underwriters and dated the date of the Preliminary Prospectus and the Prospectus, as applicable, to the effect that the French version of the financial statements and financial information set forth therein or incorporated therein by reference is in all material respects a complete and proper translation of the English version thereof and that the English and French versions are not susceptible of any materially different interpretation with respect to any material matter contained therein; and

(d)  at the time of delivery of the Prospectus to the Underwriters pursuant to this section 3.1, a comfort letter or comfort letters, as applicable, from each of KPMG LLP, Deloitte & Touche LLP, PricewaterhouseCoopers LLP and Ernst & Young LLP, being the auditors and former auditors, as applicable, of the Trust, VERT, the properties of Nexen Canada No. 1 and North Atlantic, such comfort letters to be dated the date of the Prospectus and satisfactory in form and substance to the Underwriters, with respect to the financial and accounting information relating to the Trust and VERT and the properties of Nexen Canada No. 1 and North Atlantic, respectively, contained in or incorporated by reference into the Prospectus, which comfort letter shall be based on a review by the auditors having a cut-off date of not more than two business days prior to the date of the respective comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable Securities Laws; and at the time any Subsequent Disclosure Document is filed, a similar comfort letter shall be delivered by the applicable auditor with respect to the financial and accounting information in such Subsequent Disclosure Document, which comfort letter shall be based on a review by such auditors having a cut-off date of no more than two business days prior to the date of such comfort letter.

3.2                    The delivery by the Trust to the Underwriters of the Preliminary Prospectus and the Prospectus shall constitute a representation and warranty to the Underwriters by each of the Trust and Harvest Operations that:

(a)  the information and statements contained in the Preliminary Prospectus or the Prospectus, as the case may be, (except any information and statements relating solely to and provided by the Underwriters) constitutes full, true and plain disclosure of all material facts relating to the Offered Securities; and

(b)   the Preliminary Prospectus or the Prospectus, as the case may be, does not contain a misrepresentation.

Such representations and warranties shall be true and correct at the time of filing of the Prospectus and at the Closing Time with the same force and effect as if made at and as of the time of such filing and the Closing Time, as applicable. Such delivery shall also constitute the consent of each of the Trust and Harvest Operations to the use of the Preliminary Prospectus or the Prospectus, as the case may be, by the Underwriters in connection with the distribution of the Offered Securities in the Provinces.

4.                     COMMERCIAL COPIES OF PROSPECTUS

4.1              The Trust shall cause to be delivered to the Underwriters, as soon as practicable and in any event (a) by the end of the second business day following the date of the filing of the Preliminary Prospectus and (b) by 12:00 p.m. (local time) on the second business day following the date of the filing of the Prospectus, as the case may be, with the Securities Commissions, at offices in the cities of Vancouver, Calgary, Toronto and Montreal designated by the Underwriters, the number of commercial copies of the Preliminary Prospectus and the Prospectus previously specified by the Underwriters in writing to the Trust.

4.2              The Trust shall from time to time deliver to the Underwriters as soon as practicable at the offices in the cities of Vancouver, Calgary, Toronto and Montreal designated by the Underwriters the number of copies of documents incorporated, or containing information incorporated, by reference in the Preliminary Prospectus, the Prospectus, and of any Subsequent Disclosure Documents or any Prospectus Amendment, which the Underwriters may from time to time request.

5.                        DISTRIBUTION OF OFFERED SECURITIES

5.1               The Underwriters shall offer the Offered Securities for sale to the public, directly and through banking and selling group members, in the Provinces upon the terms and conditions set forth in the Prospectus, any Prospectus Amendment and this agreement and only in compliance with applicable Securities Laws and may, subject to the terms of this agreement, offer the Offered Securities for sale in the United States solely in the manner contemplated by Schedule "A" attached hereto. The Underwriters will not solicit offers to purchase or sell the Offered Securities so as to require registration of the Offered Securities or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Offered Securities under the laws of any jurisdiction other than the Provinces, and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell, except as contemplated in Schedule "A" attached hereto or in such other jurisdictions outside of Canada and the United States provided that such sales are made in accordance with the applicable securities laws of such jurisdictions and do not include any Directed Selling Efforts as described in Schedule "A". For purposes of this section 5, the Underwriters shall be entitled to assume that the Offered Securities are qualified for distribution in any Province where a receipt or similar document for the Prospectus has been obtained from the applicable Securities Commission (including pursuant to the decision document issued by the ASC under the Mutual Reliance Procedures) following the filing of the Prospectus unless the Underwriters receive notice to the contrary from the Trust or the applicable Securities Commission. The Underwriters shall use all reasonable efforts to complete and to cause any banking and selling group members to complete the distribution of the Offered Securities as soon as possible after the Closing Time or the Additional Closing Time (as hereinafter defined), as applicable.

5.2                  The Underwriters will notify the Trust when the Underwriters have ceased distribution of the Offered Securities and shall, as soon as practicable, provide the Trust with a breakdown of the number of Offered Securities distributed in each of the Provinces where such breakdown is required for the purpose of calculating fees payable to Securities Commissions, and forthwith upon completion of the distribution of the Offered Securities provide to the Securities Commissions notice to that effect, if required by applicable Securities Laws.

5.3               Notwithstanding the foregoing provisions of this section 5, no Underwriter shall be liable to the Trust or Harvest Operations as a result of the violation by another Underwriter or banking or selling group member under this section 5 if the former Underwriter is not also in default.

6.                       MATERIAL CHANGES

6.1                During the Distribution Period, the Trust and Harvest Operations shall promptly notify the Underwriters in writing, with full particulars, of:

(a)  any change (actual, contemplated or threatened) in the business, affairs, (financial or otherwise) operations, assets, liabilities (contingent or otherwise), capital or ownership of any Harvest Entity;

(b)  any fact or change which has arisen or has been discovered and would have been required to have been stated in the Preliminary Prospectus or the Prospectus or any Subsequent Disclosure Document or Prospectus Amendment had the fact or change arisen or been discovered on or prior to the date of such document;

(c)  any change in any matter covered by a statement contained or incorporated by reference in the Preliminary Prospectus, the Prospectus or any Subsequent Disclosure Document or Prospectus Amendment; or

(d)  the occurrence or discovery of any other fact or event;

which change, fact or event (i) is, or may be, of such a nature as to render the Preliminary Prospectus, the Prospectus, any Subsequent Disclosure Document or any Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying in any material respect with any of the Securities Laws, or (ii) would reasonably be expected to have a significant effect on the market price or value of the Offered Securities. Each of the Trust and Harvest Operations shall in good faith discuss with the Underwriters any change, fact or event (actual or proposed) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this section and, in any event, prior to making any filing referred to in section 6.3.

6.2                    During the Distribution Period, the Trust will promptly inform the Underwriters of the full particulars of:

(a)    any request of any Securities Commission for any amendment to the Preliminary Prospectus, the Prospectus or any part of the Public Record or for any additional information;

(b)  the issuance by any Securities Commission or similar regulatory authority, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority of any order to cease or suspend trading of any securities of the Trust or of the institution or threat of institution of any proceedings for that purpose; and

(c)  the receipt by the Trust or Harvest Operations of any communication from any Securities Commission or similar regulatory authority, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority relating to the Preliminary Prospectus, the Prospectus, any Prospectus Amendment, any other part of the Public Record or the distribution of the Offered Securities or the Trust Units issuable upon conversion or redemption of the Offered Debentures.

6.3                   The Trust shall promptly comply with all applicable filing and other requirements, if any, under the Securities Laws arising as a result of any change, event or circumstance referred to in section 6.1, and shall prepare and file under all applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any Subsequent Disclosure Document or Prospectus Amendment as may be required under applicable Securities Laws; provided that the Trust or Harvest Operations shall have allowed the Underwriters and their counsel to participate fully in the preparation of any Subsequent Disclosure Document or Prospectus Amendment, to have reviewed any other documents incorporated by reference therein and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to execute responsibly the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment, such approval not to be unreasonably withheld and to be provided in a timely manner. The Trust shall further promptly deliver to the Underwriters and the Underwriters' counsel a copy of each Prospectus Amendment and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and opinions and letters with respect to each such Prospectus Amendment and Subsequent Disclosure Document substantially similar to those referred to in subsection 3.1(c) and (d) above.

6.4               The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Trust and Harvest Operations with respect to the Prospectus as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in section 3.2 above. Such representation and warranty shall be true and correct at the time of filing of the Prospectus Amendment or Subsequent Disclosure Document as applicable and at the Closing Time or Additional Closing Time, as applicable, with the same force and effect as if made at and as of the time of filing such document and the Closing Time, or Additional Closing Time, as applicable. Such delivery shall also constitute the consent of the Trust and Harvest Operations to the use of the Prospectus Amendment or Subsequent Disclosure Document, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Offered Securities in the Provinces.

6.5                   During the Distribution Period, the Trust will allow the Underwriters and their counsel to review any press releases to be issued by the Trust prior to the dissemination of the press releases to the public.

7.                     REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1                 Each of the Trust and Harvest Operations jointly and severally represents, warrants and covenants to and with the Underwriters, and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Offered Securities, that:

(a)   each of the Harvest Entities has been duly created and organized and is validly existing under the laws of the Province of Alberta and Harvest Operations is validly registered as an extra-provincial Corporation under the laws of British Columbia;

(b) each of the Harvest Entities has all requisite corporate, trust or partnership power and authority, as applicable, to carry on its business or affairs as now conducted by it and to own, lease and operate its properties and assets;

(c)  (i) the Trust is the direct and indirect beneficial owner of all of the outstanding common shares of Harvest Operations and North Atlantic and all of the outstanding trust units of HBT1 and HBT2; (ii) HBT1 and HBT2 are the only partners of each of Breeze Resource Partnership and Hay River Partnership; (iii) Harvest Operations is the beneficial owner of all of the outstanding common shares of Harvest BEL Inc.; and (iv) Harvest Operations owns a 60% interest in REP;

(d)  the Trust is authorized to issue an unlimited number of Ordinary Units, Special Trust Units and Special Voting Units, of which 111,530,382 Ordinary Trust Units and one Special Voting Unit are issued and outstanding as at the date hereof;

(e)   no person holds any securities convertible or exchangeable into securities of any Harvest Entity or has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued trust units, shares, warrants, partnership units or other securities of any Harvest Entity, except for (i) unit appreciation rights, and Trust Units which may be issued upon exercise of unit appreciation rights pursuant to the Trust's Trust Unit Rights Incentive Plan, (ii) awards, and Trust Units which may be issued upon the payment of awards, pursuant to the Trust's Unit Award Incentive Plan, (iii) trust units which may be issued pursuant to the Trust's premium distribution, distribution reinvestment and optional trust unit purchase plan, and (iv) Trust Units which may be issued upon the conversion, redemption or maturity of, or interest payments on, the Debentures Series 1, the Debentures Series 2, the Debentures Series 3, the Debentures Series 4 and the Debentures Series 5;

(f)   the Trust has the requisite power and authority to issue the Offered Units, the Offered Debentures and the Trust Units issuable upon conversion or redemption of the Offered Debentures, and (i) at the Closing Date and the Additional Closing Date, as applicable, upon receipt by the Trust of the purchase price therefor, the Offered Units and the Offered Debentures will be duly and validly issued as fully paid and non-assessable; and (ii) upon issuance of the Trust Units on conversion or redemption of the Offered Debentures in accordance with the terms of the Debenture Trust Indenture and the Trust Indenture, as applicable, such Trust Units will be duly and validly issued as fully paid and non-assessable;

(g)   Harvest Operations has the necessary corporate power and authority to execute the Preliminary Prospectus, the Prospectus and any Prospectus Amendment on behalf of the Trust;

(h)  Harvest Operations has the necessary corporate power and authority to execute this agreement and the Debenture Trust Indenture, in its own capacity and in its capacity as administrator of the Trust, as applicable, and each of the Trust and Harvest Operations has the necessary trust or corporate power and authority to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby (including, without limitation in the case of the Trust, to issue the Offered Securities issuable hereunder and the Trust Units issuable pursuant to the Debenture Trust Indenture upon conversion or redemption of the Offered Debentures), and this agreement and the Debenture Trust Indenture have been duly authorized and this agreement has been, and at the Closing Time the Debenture Trust Indenture will be, duly executed and delivered by each of the Trust and Harvest Operations, and each such agreement constitutes a legal, valid and binding obligation of each of the Trust and Harvest Operations enforceable in accordance with its respective terms subject to the general qualifications set forth in the opinion of counsel to the Harvest Entities to be delivered pursuant to paragraph 9.1(f);

(i)    the Trust Financial Statements fairly present, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of the Trust as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Trust as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

(j)    the pro forma financial statements (the "Pro Forma Financial Statements"), including the notes thereto, of the Trust contained in the Preliminary Prospectus and the Prospectus have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, have been prepared and presented in accordance with applicable Securities Laws, and include all adjustments necessary for a fair presentation; the assumptions contained in such pro forma financial statements are suitably supported and consistent with the financial results of the Trust, VERT and North Atlantic, as applicable, and such statements provide a reasonable basis for the compilation of the pro forma financial statements and such pro forma financial statements, accurately reflect such assumptions;

(k)  to the knowledge of the Trust and Harvest Operations, after due enquiry, the North Atlantic Financial Statements fairly present, in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of North Atlantic as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of North Atlantic as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

(l)   the VERT Financial Statements contained in the business acquisition report of the Trust dated April 18, 2006 fairly present, in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition, the results of operations, cash flows and the other information purported to be shown therein of VERT as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of VERT as at the dates thereof required to be disclosed by generally accepted accounting principles in Canada, and include all adjustments necessary for a fair presentation;

(m)  the pro forma financial statements (the "VERT Pro Forma Financial Statements"), including the notes thereto, of the Trust contained in the business acquisition report of the Trust dated April 18, 2006 have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, have been prepared and presented in accordance with applicable Securities Laws, and include all adjustments necessary for a fair presentation; the assumptions contained in such pro forma financial statements are suitable supported and consistent with the financial results of the Trust and VERT, as applicable, and such statements provide a reasonable basis for the compilation of the pro forma financial statements and such pro forma financial statements, accurately reflect such assumptions;

(n)  except as set out in the Financial Statements, neither the Trust nor any of the Operating Subsidiaries has outstanding any bonds, debentures, notes, mortgages or, except as incurred in the ordinary course subsequent to June 30, 2006, other indebtedness for borrowed money which are material to the Trust and the Operating Subsidiaries considered as a whole and, except as described in the Prospectus, neither the Trust nor any of the Operating Subsidiaries has agreed to create or issue any bonds, debentures, notes, mortgages or, except as incurred in the ordinary course subsequent to June 30, 2006, other indebtedness for borrowed money.

(o)   subsequent to December 31, 2005, other than has been publicly disclosed and filed on a non confidential basis with the Securities Commissions:

(i)  there has not been any material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Harvest Entities; and

(ii)    the Trust and the Operating Subsidiaries have carried on business or conducted their affairs, as applicable, in the ordinary course;

(p)  other than as disclosed in the Financial Statements, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of any of the Trust or its subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of such persons or that would reasonably be expected to be material to an investor in making a decision to purchase the Offered Securities;

(q)   except as disclosed in the Public Record, no acquisitions or dispositions have been made by any Harvest Entity in the three most recently completed fiscal years that are "significant acquisitions" or "significant dispositions", and none of the Harvest Entities is party to any contract with respect to any transaction that would constitute a "significant probable acquisition", in each case that would require disclosure in the Prospectus under Securities Laws;

(r)   there are no actions, proceedings or investigations (whether or not purportedly by or on behalf of any Harvest Entity) pending or, to the knowledge of Harvest Operations, threatened against or affecting any Harvest Entity at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely or may materially adversely affect the business, operations or condition of the Harvest Entities (financial or otherwise) or their property or assets or which questions or may question the validity of the issuance of the Offered Securities or the Trust Units issuable upon conversion or redemption of the Offered Debentures, or any action taken or to be taken by the Trust, or Harvest Operations pursuant to or in connection with this agreement;

(s)    except as disclosed in the Financial Statements, none of the Harvest Entities has any material contingent liabilities or any material tax liabilities;

(t)    the Trust is a mutual fund trust under the Tax Act and the Trust has conducted and will conduct its affairs so as to continue to qualify as a mutual fund trust under the Tax Act, including by (i) limiting its activities to investing the property of the Trust in property in which a mutual fund trust is permitted by the Tax Act to invest and (ii) restricting investment in Trust Units or securities convertible or exchangeable for Trust Units by non-residents of Canada for purposes of the Tax Act; and, without limiting the generality of the foregoing, the Trust is in compliance with Section 3.11 of the Trust Indenture;

(u)  to the best of Harvest Operations' knowledge, as at September 30, 2006 non-residents of Canada for the purposes of the Tax Act did not own more than 49% of the issued and outstanding Trust Units;

(v)  the execution and delivery of this agreement and the Debenture Trust Indenture, the performance by the Trust and Harvest Operations of their obligations hereunder and thereunder, and the sale and delivery of the Offered Securities by the Trust at the Closing Time and the Additional Closing Time, as applicable, and the issuance of the Trust Units upon conversion or redemption of the Offered Debentures do not and will not result in a breach of, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with:

(i)     any statute, rule or regulation applicable to any Harvest Entity;

(ii)   any terms, conditions or provisions of the articles, by-laws, constating documents or resolutions of the directors (or any committee thereof), shareholders, partners or unitholders, as applicable, of any Harvest Entity which are in effect as at the date hereof;

(iii)  any terms, conditions or provisions of any indenture, agreement or instrument (including the Material Agreements) to which any Harvest Entity is a party or by which any of them are contractually bound as at the date hereof or the Closing Date; or

(iv) any judgment, decree or order of any court, governmental agency or body or regulatory authority having jurisdiction over or binding any Harvest Entity or its properties or assets;

except for any such breach or conflict which would not have a material adverse effect on the Harvest Entities and will not result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of any Harvest Entity pursuant to any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which any Harvest Entity is a party or by which it is bound or to which any of the property or assets of any Harvest Entity is subject except for any such lien, charge or encumbrance which would not have a material adverse effect on the Harvest Entities;

(w) except such as shall have been made or obtained at or before the Closing Time under the Securities Laws, no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required for the execution, delivery and performance, as applicable, by each of the Trust and Harvest Operations of this agreement and the Debenture Trust Indenture, the sale of the Offered Securities as contemplated herein, the issuance of the Trust Units upon conversion or redemption of the Offered Debentures or the consummation by the Trust of the transactions contemplated herein;

(x)   no Harvest Entity has received notice from any court, governmental agency or body or regulatory authority of any restriction on its ability or of a requirement for it to qualify, nor is any Harvest Entity otherwise aware of any restriction on its ability or of a requirement for it to qualify, to conduct its business as it is currently proposed to be conducted, or to own, lease and operate its properties other than any such restriction or requirement that would not have a material adverse effect on the Harvest Entities;

(y)  each Harvest Entity has conducted and is conducting its business or conducting its affairs, as applicable, in all material respects in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business or conducts its affairs and holds all material licences, registrations and qualifications in all jurisdictions in which it carries on business or conducts its affairs necessary to carry on its business or conduct its affairs as now conducted, including, without limitation, performing its obligations under the Material Agreements, if any, to which it is a party;

(z)  no Harvest Entity is in violation of its constating documents (including, where applicable, the Material Agreements) or by-laws and no Harvest Entity is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject, except for any violation or default which would not have a material adverse effect on the Harvest Entities;

(aa) the Trust is a reporting issuer not in default of any requirement of the Securities Act (Alberta) and the regulations thereunder and has a similar status under the Securities Laws of each of the other Provinces;

(bb) the Trust Units and the Debentures have attributes substantially as set forth in the Prospectus;

(cc) the issued and outstanding Trust Units of the Trust are listed and posted for trading on the Toronto Stock Exchange and the New York Stock Exchange and, subject to compliance by the Trust with applicable listing conditions, the Offered Units and the Trust Units issuable upon conversion or redemption of the Offered Debentures will be listed and posted for trading on the Toronto Stock Exchange and New York Stock Exchange and the Offered Debentures will be listed and posted for trading on the Toronto Stock Exchange;

(dd) Valiant Trust Company at its principal office in the city of Calgary, is the duly appointed registrar and transfer agent of the Trust with respect to its Trust Units and will on the Closing Date be the duly appointed trustee under the Debenture Trust Indenture and the duly appointed registrar and transfer agent of the Trust with respect to the Offered Debentures;

(ee) the minute books of each Harvest Entity, as applicable, contain full, true and correct copies of the constating documents of such entities and, at the Closing Time, will contain copies of all material minutes of all meetings and all consent resolutions of the directors (including any committees of the board of directors), partners and shareholders of such entities, as applicable, and all such meetings were duly called and properly held and all such resolutions were properly adopted except to the extent that any such failure could not reasonably be expected to have a materially adverse effect on the Harvest Entities;

(ff)  each of the Material Agreements has been duly authorized and executed by the parties thereto and is a legal, valid and binding obligation of the respective parties thereto enforceable against such parties in accordance with its terms (subject to the general qualifications that enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and that equitable remedies, including the remedies of the specific performance and injunctive relief, are available only in the discretion of the applicable court), and each Harvest Entity which is a party to any such agreement is in compliance with the terms of such agreements;

(gg) it has no reason to believe that: (i) the report of the Independent Reserves Engineering Evaluators effective as of December 31, 2005, evaluating the crude oil, natural gas liquids and natural gas reserves and the net present value of future net production revenues attributable to the properties of the Trust as of December 31, 2005 (the "Trust's Reserves Report") and (ii) the report of GLJ effective as of December 31, 2005, evaluating the crude oil and natural gas reserves and the net present value of future net production revenues attributable to the properties of VERT (the "VERT Reserves Report"); and (iii) if applicable, any other reserve evaluation reports or other reports which may be, or be deemed to be, included or incorporated by reference in the Prospectus, whether in addition to or as a replacement for the reports referred to in clauses (i) and (ii); was not accurate in all material respects as at the effective date of such report, and, except for any impact of changes in commodity prices, which may or may not be material, it has no knowledge of a material adverse change in the production, costs, prices, reserves, estimates of future net production revenues or other relevant information from that disclosed in that report, and the Trust and Harvest Operations made available to the Independent Reserves Engineering Evaluators, prior to the issuance of the Trust's Reserves Report, for the purpose of preparing such report, all information requested by Independent Reserves Engineering Evaluators, which information does not contain a misrepresentation, and Harvest Operations has no knowledge of VERT failing to make available to GLJ prior to the issuance of the VERT Reserves Report for the purpose of preparing such reports, any information requested by GLJ;

(hh) neither the Trust nor Harvest Operations is aware of any defects, failures or impairments in the title of the Harvest Entities to their respective assets, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party, which in aggregate could have a material adverse effect on: (i) the quantity and pre-tax present worth values of such assets; (ii) the current production or throughput volumes of the Harvest Entities; or (iii) the current cash flow of the Harvest Entities;

(ii)   at the date of the Trust's Reserves Report and the VERT Reserves Report, such reports did not overstate the aggregate quantity of pre-tax present worth values of such reserves or the estimated monthly production volumes therefrom;

(jj)  other than as disclosed in the Public Record, there has not occurred any material spills, emissions or pollution on any property of any Harvest Entity, nor has any Harvest Entity been subject to any stop orders, control orders, clean-up orders or reclamation orders under applicable environmental laws or regulations any of which might reasonably be expected to materially adversely affect the business of the Harvest Entities;

(kk) no order, ruling or determination having the effect of ceasing, suspending or restricting trading in any securities of the Trust or the sale of the Offered Securities or the issuance of the Trust Units upon conversion or redemption of the Offered Debentures has been issued and no proceedings, investigations or inquiry for such purpose are pending or, to the knowledge of the Trust or Harvest Operations, is contemplated or threatened; and

(ll)   with such exceptions as are not material to the Harvest Entities, each Harvest Entity has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which were claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by any Harvest Entity and to the knowledge of Harvest Operations there are no actions, suits, proceedings, investigations or claims threatened or pending against any Harvest Entity in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

7.2                      Each of the Trust and Harvest Operations covenants and agrees with and in favour of the Underwriters that the purchase price for the Offered Securities (net of related costs) received by the Trust from the Underwriters will be used for the purposes described in the Prospectus.

7.3                     The Trust covenants and agrees with and in favour of the Underwriters that the Trust will not make any distribution to holders of Trust Units for which the record date for determining the holders of Trust Units entitled to such distribution is prior to the Closing Date, other than the previously announced distributions of $0.38 per Trust Unit payable on November 15, 2006 to unitholders of record on October 23, 2006, payable on December 15, 2006 to unitholders of record on November 22, 2006 and payable on January 15, 2007 to unitholders of record on December 31, 2006.

8.                         CLOSING

8.1  (a)               The Closing of the purchase and sale of the Firm Units and Firm Debentures shall take place at the Closing Time at the offices of Burnet, Duckworth & Palmer LLP in Calgary, Alberta. Subject to the conditions set forth in section 9, at the Closing Time, the Trust shall deliver to CIBC World Markets Inc., on behalf of the Underwriters, definitive certificates representing, in the aggregate, all of the Firm Units and the Firm Debentures registered, in the case of Firm Debentures subject to (c) below, in the name of CIBC World Markets Inc. or in such other name or names as CIBC World Markets Inc. may notify the Trust of not less than one business day before the Closing Date, against payment by the Underwriters to the Trust of the purchase price therefor, and concurrently the Trust shall pay to the Underwriters the Underwriting Fee (which fees may be set off against the payment by the Underwriters to the Trust of the purchase price for the Firm Units and the Firm Debentures). All payments at the Closing Time shall be made by wire transfer in immediately available Canadian funds.

(b)  The sale of the Over-Allotment Units and the Over-Allotment Debentures shall be completed at the offices of Burnet, Duckworth & Palmer LLP in Calgary, Alberta, on the Closing Date or on a date up to 30 days following the Closing Date (the "Additional Closing Date") and at the time ("Additional Closing Time") specified by the Underwriters in the written notice given by the Underwriters pursuant to their election to purchase such Over-Allotment Units or Over-Allotment Debentures (provided that in no event shall such time be earlier than the Closing Time or earlier than 2 or later than 10 Business Days after the date of the written notice of the Underwriters to the Trust in respect of the Over-Allotment Units). Subject to the conditions set forth in section 9, at the Additional Closing Time, the Trust shall deliver to CIBC World Markets Inc., on behalf of the Underwriters, definitive certificates representing, in the aggregate, the number of Over-Allotment Units and Over-Allotment Debentures elected to be purchased by the Underwriters registered, in the case of Over-Allotment Debentures subject to (c) below, in the name of CIBC World Markets Inc. or in such other name or names as CIBC World Markets Inc. may notify the Trust of not less than one business day prior to the Additional Closing Date, against payment by the Underwriters to the Trust of the purchase price for such Over-Allotment Units and Over-Allotment Debentures, and concurrently the Trust shall pay to the Underwriters the Underwriting Fee (which fees may be set off against payment by the Underwriters to the Trust of the purchase price for the Over-Allotment Units and the Over-Allotment Debentures) and, except where the aggregate payment is less than $25 million and the Trust and the Underwriters agree to complete such payment by certified cheque or bank draft, all payments at the Additional Closing Time shall be made by wire transfer in immediately available Canadian funds.

(c)    If the Trust determines to issue the Offered Debentures as a book-entry only security in accordance with the rules and procedures of The Canadian Depository for Securities Limited  ("CDS"), then, as an alternative to the Trust delivering to the Underwriters definitive certificates representing the Firm Debentures or the Over-Allotment Debentures, as applicable, in the manner and at the times set forth in this paragraph 8:

(i)   the Underwriters will provide a direction to CDS with respect to the crediting of the Firm Debentures and the Over-Allotment Debentures, as applicable, to the accounts of the participants of CDS as shall be designated by the Underwriters in writing in sufficient time prior to the Closing Date or the Additional Closing Date, as the case may be, to permit such crediting; and

(ii)   the Trust shall cause Valiant Trust Company, as registrar and transfer agent of the Offered Debentures, to deliver to CDS, on behalf of the Underwriters, one fully registered global certificate for each of the Firm Debentures and the Over-Allotment Debentures, as applicable, purchased hereunder, registered in the name of "CDS & Co." as the nominee of CDS, to be held by CDS as a book-entry only security in accordance with the rules and procedures of CDS.

9.                     CONDITIONS PRECEDENT

9.1                  The following are conditions precedent to the obligations of the Underwriters to close the transaction contemplated by this agreement, which conditions each of the Trust and Harvest Operations covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and the Additional Closing Date, as applicable, and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)   at the Closing Time and the Additional Closing Time, as applicable, the Trust shall have delivered to the Underwriters a certificate on behalf of the Trust and Harvest Operations, dated the Closing Date or the Additional Closing Date, as applicable, and signed by the Chief Executive Officer and the Chief Financial Officer of Harvest Operations, or by such other officers as the Underwriters may approve, certifying that:

(i)  the Trust and Harvest Operations have complied with and satisfied in all material respects, all terms, conditions and covenants of this agreement to be complied with or satisfied by them at or prior to the Closing Time or the Additional Closing Time, as applicable;

(ii)  except for changes contemplated by this agreement, the representations and warranties of the Trust and Harvest Operations contained herein, including, without limitation, that contained in Section 3.2 hereof, are true and correct as of the Closing Time or the Additional Closing Time, as applicable, with the same force and effect as if made at and as of the Closing Time or the Additional Closing Time, as applicable;

(iii)  no order, ruling or determination having the effect of ceasing trading in the Offered Securities in any of the Provinces has been issued and no proceedings for such purpose are pending or, to the knowledge of the persons signing such certificate, contemplated or threatened; and

(iv) there has been no adverse material change, financial or otherwise, to such date in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Harvest Entities, and no event or discovery contemplated by subsection 6.1(a), (b), (c), or (d) has occurred, other than as disclosed in the Prospectus or any Prospectus Amendment and each of the Trust and Harvest Operations have complied fully with Section 6.1, 6.2, 6.3 and 6.4;

(b)  at the Closing Time, the Trust shall have furnished to the Underwriters evidence that the Offered Units and the Trust Units issuable upon conversion or redemption of the Offered Debentures have been conditionally approved for listing on the Toronto Stock Exchange and the New York Stock Exchange, the Offered Debentures have been conditionally approved for listing on the Toronto Stock Exchange and that the Offered Units and the Offered Debentures will be posted for trading at the opening of trading on the Closing Date and the Trust Units issuable upon conversion or redemption of the Offered Debentures will be posted for trading at the opening of trading on the first trading day following notice to the Toronto Stock Exchange and the New York Stock Exchange of the issuance thereof;

(c)   at the Closing Time and the Additional Closing Time, as applicable, the Underwriters shall have received a letter of the auditors of each of the Trust, VERT, the properties of Nexen Canada No. 1 and North Atlantic updating the letters referred to in section 3.1(d) above to the Closing Time or the Additional Closing Time, as applicable, such letters to be in form and substance satisfactory to the Underwriters and their counsel, provided that such letters shall be based on a review by the auditors having a cut-off date not more than two business days prior to the Closing Date or the Additional Closing Date, as applicable;

(d)   the Offered Units and the Offered Debentures shall have attributes substantially as set forth in the Prospectus;

(e)   at the Closing Time and the Additional Closing Time, as applicable, the Underwriters shall have received an appropriate legal opinion, dated the Closing Date or the Additional Closing Date, as applicable, on behalf of the Harvest Entities, from Québec counsel as to compliance with the laws of Québec relating to the use of the French language, which opinion shall be in form and substance satisfactory to the Underwriters' counsel, acting reasonably;

(f)  at the Closing Time and the Additional Closing Time, as applicable, the Underwriters shall have received favourable legal opinions dated the Closing Date or the Additional Closing Date, as applicable, on behalf of the Harvest Entities from Burnet, Duckworth & Palmer LLP, and on behalf of the Underwriters from Macleod Dixon LLP, with respect to all such matters as the Underwriters may reasonably request (including, without limitation, the execution, delivery and enforceability of this agreement and the Debenture Trust Indenture, the issue of the Offered Securities and their offering and sale as contemplated by the Prospectus and the issue of the Trust Units upon conversion or redemption of the Debentures) and such other certificates and documents as the Underwriters and their counsel may reasonably request;

(g)  the Underwriters shall be satisfied that no event contemplated by subsection 6.1(a), (b), (c) or (d) shall have occurred, other than as disclosed in the Prospectus, Subsequent Disclosure Document or a Prospectus Amendment, as the case may be; and

(h)  the Underwriters shall have received such other certification, agreements, materials or documents in form and substance satisfactory to the Underwriters as the Underwriters may reasonably request.

It is understood that counsel for the Underwriters may rely on the opinions of counsel for the Trust as to matters which relate specifically to the Harvest Entities and that the Trust may cause to be delivered opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which counsel for the Trust is qualified to practice, and that all counsel may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Trust and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors' rights laws and public policy considerations.

10.                     TERMINATION

10.1               In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at the Underwriter's option, to terminate and cancel its obligations under this agreement, without any liability on its part, if:

(a)  prior to the Closing Time or the Additional Closing Time, as applicable, any inquiry, investigation or other proceeding is announced, commenced or threatened or any order or ruling is issued (and has not been rescinded, revoked or withdrawn) by any securities regulatory authority, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority, or there is any change of law or the interpretation or administration thereof, which operates to prevent or restrict or suspend or to materially adversely affect the trading in the Offered Securities or the distribution of the Offered Securities or the Trust Units issuable upon conversion or redemption of the Offered Debentures (or any of them) in the Provinces;

(b)  prior to the Closing Time or the Additional Closing Time, as applicable, there shall occur or be discovered any change, fact or event as is contemplated in section 6.1 hereof (other than a change, fact or event related solely to the Underwriters) which in its opinion would reasonably be expected to have a material adverse effect on the market price or value of the Offered Securities;

(c)    prior to the Closing Time or the Additional Closing Time, as applicable, there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation, or any other occurrence of any nature whatsoever which, in its opinion, acting reasonably, seriously adversely affects or will seriously adversely affect the financial markets or the business, operations or affairs of the Harvest Entities;

(d)  prior to the Closing Time or the Additional Closing Time, as applicable, there is announced any changes or proposed change in the income tax laws of Canada or the interpretation or administration thereof and such change would, in its opinion, acting reasonably, be expected to have a significant adverse effect on the market price or value of the Offered Securities;

(e)   prior to the Closing Time or the Additional Closing Time, as applicable, the Underwriter shall become aware, as a result of its due diligence review or otherwise, of any material information or fact with respect to any Harvest Entity which had not been publicly disclosed prior to the date of this agreement, which in its opinion, acting reasonably, may seriously adversely affect the value or market price of the Offered Securities or the investment quality or marketability of the Offered Securities; or

(f)    the Trust or Harvest Operations shall be in breach of default under or non-compliance with any material representation, warranty, term or condition of this agreement.

Any such termination shall be effected by giving written notice to the Trust at any time prior to the Closing Time or the Additional Closing Time, as applicable. In the event of a termination by the Underwriters or any of them pursuant to this section 10.1, there shall be no further liability on the part of such terminating Underwriters, or any one of them, or of the Trust and Harvest Operations to such Underwriters except in respect of the payment of the expenses referred to in section 14 hereof as shall have been incurred as of the time of such termination and in respect of any liability of the Trust and Harvest Operations to such Underwriters which may have arisen or may thereafter arise under sections 12.1 or 12.3 hereof.

11.                     CONDITIONS

11.1                  All representations, warranties, terms and conditions of this agreement shall be construed as conditions and any breach or failure to comply in all material respects with any such representations, warranties, terms or conditions which are for the benefit of the Underwriters shall entitle the Underwriters or any of them to terminate their obligation to purchase the Offered Securities by notice in writing to that effect given to the Trust at or prior to the Closing Time or the Additional Closing Time, as applicable. The Underwriters or any of them may waive in whole or in part or extend the time for compliance with any of such, representations, warranties, terms and conditions without prejudice to its rights in respect of any other of such representations, warranties, terms and conditions or any other breach or noncompliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing.

12.                    INDEMNIFICATION

12.1              Each of the Trust and Harvest Operations (collectively, the "Indemnitors"), jointly and severally, covenants and agrees to indemnify and hold harmless each of the Underwriters and each of their respective directors, officers, employees, shareholders and agents (collectively, the "Indemnified Parties") from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Offered Securities), costs, damages and expenses in any way caused by or arising directly or indirectly from or in consequence of:

(a)   any information or statement (except any information or statement relating solely to the Underwriters) in the Preliminary Prospectus, the Prospectus, any Prospectus Amendment, any Subsequent Disclosure Document or in any other document or material filed or delivered pursuant hereto being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except facts or information relating solely to the Underwriters) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(b)  any order made or any, investigation or proceeding commenced or threatened by any securities regulatory or other authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Underwriters) in the Preliminary Prospectus, the Prospectus or in any Prospectus Amendment or in any other document or material filed or delivered pursuant hereto, preventing or restricting the trading in or the distribution of the Offered Securities or the Trust Units issuable upon conversion or redemption of the Offered Debentures, or any of them, in any of the Provinces;

(c)   the breach of any representations, warranties or covenants of the Trust or Harvest Operations contained herein or delivered pursuant hereto; or

(d)  the Trust not complying with any requirement of applicable Securities Laws or the by-laws, rules or policies of the Toronto Stock Exchange in connection with the transaction contemplated herein;

provided the Indemnitors shall cease to be liable to an Indemnified Party in any such case if and to the extent that a court of competent jurisdiction determines, in a final judgment in a proceeding to which such Indemnified Party was a party, that any such liabilities, claims, demands, losses, costs, damages and expenses were caused by or resulted from the negligence, fraud or willful misconduct of such Indemnified Party or the breach by any such Indemnified Party of any of its covenants herein provided for or of applicable Securities Laws or other laws in connection with the transaction contemplated herein.

12.2                  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in section 12.1 is due in accordance with its terms but is held by a court to be unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Indemnitors shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)    in such proportion as is appropriate to reflect the relative benefits received by the Indemnitors on the one hand and the Underwriters on the other from the distribution of the Offered Securities; or

(b)  if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Indemnitors on the one hand and the Underwriters on the other in connection with the matters or things referred to in section 12.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations;

provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received. The relative benefits received by the Indemnitors on the one hand and the Underwriters on the other shall be deemed to be in the same ratio as the total proceeds from the distribution of the Offered Securities (net of the Underwriting Fee payable to the Underwriters but before deducting expenses) received by the Trust is to the Underwriting Fee received by the Underwriters. The relative fault of the Indemnitors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the matters or things referred to in section 12.1 which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Indemnitors or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in section 12.1. The parties agree that it would not be just and equitable if contribution pursuant to this section 12.2 were determined by any method of allocation which does not take into account the equitable considerations referred to above in this section 12.2.

12.3               If any matter or thing contemplated by this section 12 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Indemnitors and the Underwriters of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnitors of liability under this section 12 only to the extent that such failure prejudices the ability of the Indemnitors to defend such claim), and the Indemnitors shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnitors or any Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the other party, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnitors fail to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Indemnitors; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party on the one hand and any of the Indemnitors on the other and the Indemnified Party shall have received a written opinion from counsel acceptable to the Indemnitors, acting reasonably, that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them (in which case, if such Indemnified Party notifies the Indemnitors in writing that it elects to employ separate counsel at the expense of the Indemnitors, the Indemnitors shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, that the Indemnitors shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). None of the Indemnitors shall be liable for any settlement of any action or suit effected without its written consent. It is the intention of the Indemnitors to constitute each of the Underwriters as trustees for the Underwriters' respective directors, officers, employees, shareholders and agents of the covenants of the Indemnitors under section 12.1 with respect to the Underwriters' directors, officers, employees, shareholders and agents, and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

12.4                   The rights provided in this section 12 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

13.                    OBLIGATIONS OF THE UNDERWRITERS

13.1                  The obligations of the Underwriters to purchase the Offered Securities at the Closing Time or the Over-Allotment Units at the Additional Closing Time, as applicable, shall be several and not joint in that each Underwriter shall be obligated to purchase only the percentage of the Offered Securities respectively set out opposite its name below:

CIBC World Markets Inc.	25.0%
TD Securities Inc.	18.0%
RBC Dominion Securities Inc.	14.0%
Scotia Capital Inc.	13.0%
BMO Nesbitt Burns Inc.	7.0%
HSBC Securities (Canada) Inc.	7.0%
National Bank Financial Inc.	7.0%
FirstEnergy Capital Corp.	5.0%
Canaccord Capital Corporation	4.0%
100.0%

If one or more of the Underwriters fails or refuses to purchase at the Closing Time or the Additional Closing Time, as applicable, its applicable percentage of the Offered Securities (other than in accordance with section 10) and the number of such Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 5% of the aggregate number of Offered Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated severally, in the proportions that the respective percentage set forth above opposite the names of all such non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase at such time.

If any one or more of the Underwriters shall not purchase its applicable percentage of the Offered Securities at the Closing Time and the number of such securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is greater than 5% of the aggregate number Offered Securities to be purchased at such time, then the remaining Underwriters shall have the right, but not the obligation, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Offered Securities which would otherwise have been purchased by the defaulting Underwriter or Underwriters, and the remaining Underwriters shall also have the right, by notice in writing to the Trust, to postpone the Closing Time or the Additional Closing Time, as applicable, for a period not exceeding five business days to determine whether or not to exercise such right to purchase. In the event that such right is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Trust.

13.2                 Nothing in this section 13 shall obligate the Trust to sell to one or any of the Underwriters less than all of the Firm Units or Over-Allotment Units, as applicable, or shall relieve any Underwriter in default from liability to the Trust or Harvest Operations or to any non-defaulting Underwriter in respect of its default hereunder. In the event of a termination by the Trust or Harvest Operations of their obligations under this agreement, there shall be no further liability on the part of the Trust or Harvest Operations to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under sections 12 and 14.

14.                    EXPENSES

14.1                 Whether or not the public offering of the Offered Securities is completed, the Trust will be responsible, subject to paragraph 14.3, for all of the costs in connection with the proposed public offering, including without limitation the fees and expenses of counsel to the Harvest Entities (including fees and expenses incurred by such counsel in connection with discussions with and opinions to the Underwriters and their counsel as part of the Underwriters' due diligence investigations), auditors, transfer agents and outside consultants, filing fees, the costs and expenses of qualifying the Preliminary Prospectus and the Prospectus in each of the Provinces and the cost of preparing record books for all of the parties to this Agreement and their respective counsel.

14.2               If the public offering of the Offered Securities is not completed due to any reason whatsoever (unless such failure to complete is a result of a breach or default of the Underwriters), including, without limitation, the inability or unwillingness of the Trust or due to any of the Underwriters exercising the termination rights set forth herein, the Trust shall be responsible for the fees and expenses of counsel to the Underwriters (on a solicitor and his own client basis) and the out-of-pocket expenses incurred by the Underwriters, including their expenses related to due diligence investigations (including the fees and expenses of any experts retained by the Underwriters in connection therewith), information meetings and travel (the "Underwriters' Expenses").

14.3                     If the public offering of the Offered Securities is completed, the Underwriters shall be responsible for the Underwriters' Expenses.

14.4                If the Underwriters are entitled to reimbursement for Underwriters' Expenses hereunder, the Trust shall reimburse the Underwriters upon presentation of reasonable evidence of such expenses. The Underwriters shall present reasonable evidence of the Underwriters' Expenses to the Trust as soon as is practicable following the termination of the public offering and the Trust shall reimburse the Lead Underwriter, on behalf of the Underwriters, therefor, in accordance with paragraph 14.2, within 30 days of receipt of reasonable evidence of the Underwriters' Expenses.

15.                 RESTRICTIONS ON FURTHER ISSUANCES

15.1                   During the period commencing on the date hereof and ending on the day which is 90 days following the Closing Date, neither the Trust nor the executive officers or directors of Harvest Operations shall, directly or indirectly, sell or offer to sell any Trust Units or debentures having attributes similar to those of the Offered Debentures, or otherwise offer to sell, lend, transfer or dispose of any securities exchangeable, convertible or exercisable into Trust Units or debentures having attributes similar to those of the Offered Debentures, or enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of Trust Units or debentures having attributes similar to those of the Offered Debentures, whether any such transaction is settled by delivery of Trust Units or debentures having attributes similar to those of the Offered Debentures or such other securities, in cash or otherwise, or announce an intention to do any of the foregoing with the exception of the grant of unit appreciation rights pursuant to the Trust's Trust Unit Rights Incentive Plan and the issue of Trust Units upon the exercise of rights which have been granted pursuant to such plan, the grant of awards pursuant to the Trust's Unit Award Incentive Plan and the issue of Trust Units upon the payment of awards which have been granted under such plan and the issue of Trust Units pursuant to the Trust's premium distribution, distribution reinvestment and optional trust unit purchase plan, upon the conversion, redemption or maturity of, or interest payments on, the Debentures Series 1, the Debentures Series 2 and the Debentures Series 3, the Debentures Series 4 and the Debentures Series 5, or as full or partial consideration for arm's length mergers, acquisitions or transactions of similar nature without the prior written consent of CIBC World Markets Inc., which consent shall not be unreasonably withheld.

The Trust and Harvest Operations shall cause the executive officers of Harvest Operations to comply with the provisions of this Section 15.1 as if they were parties to this agreement and shall be jointly and severally responsible for a breach by any such executive officer of this Section 15.1.

16.                     NOTICES

16.1                         Any notices or other communication to be given hereunder shall, in the case of notice to the Trust or Harvest Operations, be addressed to Harvest Operations at the address on page 1 hereof (fax no. (403) 265-3490, with a copy to:

Burnet, Duckworth & Palmer LLP
1400, 350 – 7th Avenue SW
Calgary, AB	T2P 3N9

Attention:	Grant Zawalsky
Fax No.:	(403) 260-0337

and, in the case of notice to the Underwriters, be addressed to each of CIBC World Markets Inc. and TD Securities Inc., as co-lead underwriters, on behalf of the Underwriters as follows:

	CIBC World Markets Inc.		TD Securities Inc.
	900, 855 – 2nd Street SW		800, 324 – 8th Avenue SW
	Calgary, AB T2P 4J7		Calgary, AB T2P 2Z2

	Attention:	Brenda A. Mason	Attention:	Alec W. G. Clark
	Fax No.:	(403) 260-0524	Fax No.:	(403) 292-2776
and to
RBC Dominion Securities Inc.
1100, 888 – 3rd Street SW
Calgary, AB T2P 5C5

	Attention:	Derek Neldner
	Fax No.:	(403) 299-6900
and to
Scotia Capital Inc.
2000, 700 – 2nd Street SW
Calgary, AB T2P 2W1

	Attention:	Craig M. Langpap
	Fax No.:	(403) 213-7773
and to
BMO Nesbitt Burns Inc.
2200, 333 – 7th Avenue SW
Calgary, AB T2P 2Z1

	Attention:	Aaron M. Engen
	Fax No.:	(403) 515-1535

and to
HSBC Securities (Canada) Inc.
70 York Street, 4th floor
Toronto, ON M5J 1S9

	Attention:	Rod A. McIsaac
	Fax No.:	(416) 868-5353
and to
National Bank Financial Inc.
2802, 450 - 1st Street SW
Calgary, AB T2P 5H1

	Attention:	Robert B. Wonnacott
	Fax No.:	(403) 265-0543
and to
FirstEnergy Capital Corp.
1100, 311 – 6th Avenue SW
Calgary, AB T2P 3H2

	Attention:	Hugh R. Sanderson
	Fax No.:	(403) 262-0688
and to
Canaccord Capital Corporation
2200, 450 - 1st Street SW
Calgary, AB T2P 5P8

	Attention:	Karl B. Staddon
	Fax No.:	(403) 508-3866

with a copy to:
Macleod Dixon LLP
3700, 400 – 3rd Avenue SW
Calgary, AB T2P 4H2

	Attention:	Robert J. Engbloom
	Fax No.:	(403) 264-5973

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee, shall be given by facsimile, and shall be deemed to be given at the time sent by facsimile or delivered, if sent by facsimile or delivered to the recipient on a business day (in Calgary) and before 5:00 p.m. (Calgary time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (Calgary time) on the next following business day (in Calgary). Any party may change its address for notice by notice to the other parties hereto given in the manner herein provided.

17.                       AUTHORITY TO ACT ON BEHALF OF UNDERWRITERS

17.1                     The Trust and Harvest Operations shall be entitled to and shall act on any notice or other communication given by or on behalf of the Underwriters by each of CIBC World Markets Inc. and TD Securities Inc., as co-lead underwriters, which shall represent the Underwriters and which has the authority to bind the Underwriters, except in respect of a notice of termination or a waiver or extension given pursuant to section 10 or 11, which may be given by any Underwriter with respect to itself, an agreement of settlement given under section 12, which may be given only by the Underwriter affected thereby, or a notice or election by an Underwriter pursuant to section 13.1, which may be given only by the Underwriter affected thereby. Each Underwriter shall consult fully with any other with respect to any such notice or other communication. Acceptance of this offer by the Trust or Harvest Operations shall constitute their respective authority for accepting notification of any such matters from CIBC World Markets Inc.

18.                       STABILIZATION

18.1                     In connection with the distribution of the Offered Securities, the Underwriters and members of their selling group (if any) may effect transactions that stabilize or maintain the market price of the Offered Units, Offered Debentures and Trust Units, as applicable, at levels above those which might otherwise prevail in the open market, in compliance with Securities Laws. Those stabilizing transactions, if any, may be discontinued at any time.

19.                        U.S. OFFERS

19.1  (a)               The Underwriters make the representations, warranties and covenants applicable to them in Schedule "A" hereto and agree, on behalf of themselves and their United States affiliates, for the benefit of the Trust and Harvest Operations, to comply with the U.S. selling restrictions imposed by the laws of the United States and set forth in Schedule "A" hereto, which forms part of this agreement. Notwithstanding the foregoing provisions of this paragraph, an Underwriter will not be liable to the Trust under this paragraph or Schedule "A" with respect to a violation by another Underwriter of the provisions of this paragraph or Schedule "A" if the former Underwriter is not itself also in violation.

          (b)              The Trust makes the representations, warranties and covenants applicable to it in Schedule "A" hereto.

20.                        MISCELLANEOUS

20.1                     The representations and warranties contained in this agreement shall survive the purchase by the Underwriters of the Offered Securities and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Offered Securities.

20.2                     Time shall be of the essence of this agreement.

20.3                     This agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement.

20.4                     If any provision of this agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this agreement and such void or unenforceable provision shall be severable from this agreement.

20.5                     This agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.

20.6                     Each party to this agreement covenants and agrees that, from time to time, it will, at the request of the requesting party, execute and deliver all such documents and do all such other acts and things as any party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this agreement or of any agreement or other document executed pursuant to this agreement or any of the respective obligations intended to be created hereby or thereby.

20.7                     It is understood that the terms and conditions of this agreement shall supersede any written agreement between the Underwriters and the Trust and Harvest Operations in respect of the offer and sale of the Offered Securities.

20.8                     Each of the Trust and Harvest Operations acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm's length contractual counterparty to the Trust with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Trust and Harvest Operations or any other person. Additionally, the Underwriters are not advising the Trust and Harvest Operations or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Trust and Harvest Operations have consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Trust and Harvest Operations or any other person with respect thereto other than in respect of its express contractual obligations under this agreement. Any review by the Underwriters of the Trust and Harvest Operations, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Trust and Harvest Operations.

20.9                     In addition to entering into this agreement in its own capacity, the parties hereto acknowledge that Harvest Operations is also entering into this agreement in its capacity as administrator of the Trust and in such capacity the obligations of the Trust hereunder shall be binding upon Harvest Operations as administrator of the Trust only in such capacity, provided that any recourse against Harvest Operations or any Unitholder in any manner in respect of any indebtedness, obligation or liability of Harvest Operations in its capacity as administrator of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust Fund as defined in the third amended and restated trust indenture dated as of February 3, 2006, as amended or amended and restated from time to time.

[intentionally left blank]

If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this letter to the Underwriters. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Trust of the Offered Securities on the terms set out herein.

Yours truly,

CIBC WORLD MARKETS INC.		TD SECURITIES INC.
By:	"T. Timothy Kitchen"	By:	"Alec W.G. Clark"

RBC DOMINION SECURITIES INC.		SCOTIA CAPITAL INC.
By:	"Derek Neldner"	By:	"Mark Herman"

BMO NESBITT BURNS INC.		HSBC SECURITIES (CANADA) INC.
By:	"Aaron W. Engen"	By:	"Rod A. McIsaac"

NATIONAL BANK FINANCIAL INC.		FIRSTENERGY CAPITAL CORP.
By:	"Robert B. Wonnacott"	By:	"John S. Chambers"

CANACCORD CAPITAL CORPORATION
By:	"Karl B. Staddon"

Accepted as of the 25th day of October, 2006.

HARVEST ENERGY TRUST, by its		HARVEST OPERATIONS CORP.
attorney, HARVEST OPERATIONS CORP.

By:	"Robert W.Fotheringham"	By:	"Robert W. Fotheringham"

SCHEDULE "A"

TERMS AND CONDITIONS FOR

UNITED STATES OFFERS AND SALES

This is Schedule "A" to the Underwriting Agreement among Harvest Energy, Harvest Operations Corp., CIBC World Markets Inc., TD Securities Inc., RBC Dominion Securities Inc., Scotia Capital Inc., BMO Nesbitt Burns Inc., HSBC Securities (Canada) Inc., National Bank Financial Inc., FirstEnergy Capital Corp. and Canaccord Capital Corporation made as of October 25, 2006.

As used in this Schedule "A", capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the underwriting agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

"Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Securities and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Securities;

"Institutional Accredited Investors" means institutional "accredited investors" as such term is defined in Rule 501(a)(1), (2), (3) or (7) of the U.S. Securities Act;

"Qualified Institutional Buyer" means a qualified institutional buyer as that term is defined in Rule 144A;

"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

"Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

"Rule 144A" means Rule 144A adopted by the SEC under the U.S. Securities Act;

"SEC" means the United States Securities and Exchange Commission;

"Selling Dealer Group" means dealers or brokers other than the Underwriters and their U.S. affiliates who participate in the offer and sale of Offered Securities pursuant to the underwriting agreement;

"Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"U.S. Person" means a U.S. person as that term is defined in Regulation S;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

"United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

All other capitalized terms used but not otherwise defined in this Schedule "A" shall have the meanings assigned to them in the Agreement to which the Schedule "A" is attached.

Representations, Warranties and Covenants of the Underwriters

Each Underwriter acknowledges that the Offered Securities have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act. Accordingly, neither the Underwriter nor any of its affiliates, nor any person acting on their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Offered Securities or the Trust Units issuable upon conversion or redemption of the Offered Debentures.

Each Underwriter represents and agrees to and with the Trust that:

1.     It acknowledges that the Offered Securities and the Trust Units issuable upon conversion or redemption of the Offered Debentures have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from the registration requirements of the U.S. Securities Act. It has not offered and sold, and will not offer and sell, any Offered Securities forming part of its allotment except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the United States in accordance with a private placement exemption from registration as provided in paragraphs 3 through 8 below. Accordingly, the Underwriters, their U.S. affiliates and any Selling Dealer Group member have not engaged and will not engage in any Directed Selling Efforts with respect to the Offered Securities, and have complied and will comply with the offering restriction requirements of Regulation S. Each Underwriter acknowledges that it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except (a) with its affiliates, (b) with members of the Selling Dealer Group in accordance with this paragraph 1 or (c) otherwise with the prior written consent of the Trust.

2.     It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities, except with its affiliates, any Selling Dealer Group members or with the prior written consent of the Trust. It shall require each of its U.S. broker-dealer affiliates and each Selling Dealer Group member to agree, for the benefit of the Trust to comply with, and shall use its best efforts to ensure that each of its U.S. broker-dealer affiliates and each Selling Dealer Group member complies with, the same provisions of this Schedule as apply to such Underwriter as if such provisions applied to such U.S. broker-dealer affiliate and Selling Dealer Group member.

3.     All offers and sales of Offered Securities in the United States shall be made through the U.S. registered broker-dealer affiliate of the applicable underwriter in compliance with all applicable U.S. broker-dealer requirements. Such broker-dealer affiliate is a Qualified Institutional Buyer, is a duly registered broker-dealer with the SEC, and is a member in good standing with the National Association of Securities Dealers, Inc.

4.     Offers and sales of Offered Securities in the United States by the Underwriters or their U.S. registered broker-dealer affiliate shall not be made by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5.     Offers to sell and solicitations of offers to buy: (a) the Offered Units shall only be made to a limited number of Institutional Accredited Investors; and (b) the Offered Debentures may be made to either a limited number of Institutional Accredited Investors or in accordance with Rule 144A only to persons reasonably believed to be Qualified Institutional Buyers, and in each case in compliance with applicable state securities laws of the United States. Offers to sell and solicitations of offers to buy the Offered Securities by any Underwriter or its U.S. registered broker-dealer affiliate shall also be made only to persons that in purchasing such Offered Securities will be deemed to have represented and agreed as provided in paragraphs 7(A) through (G) below (to the extent such representations are applicable to the purchaser concerned).

6.     All purchasers of the Offered Securities in the United States shall be informed by an Underwriter or its U.S. registered broker-dealer affiliate that the Offered Securities have not been and will not be registered under the U.S. Securities Act and are being offered and sold to such purchasers in reliance on an exemption from the registration requirements of the U.S. Securities Act.

7.     Each offeree in the United States has been or shall be provided by the Underwriter through its U.S. registered broker-dealer affiliate, with a U.S. placement memorandum (the "U.S. Memorandum") including the Preliminary Prospectus and/or the Prospectus, as applicable, and each purchaser will have received at or prior to the time of purchase of any Offered Securities the U.S. Memorandum including the Prospectus. The U.S. Memorandum shall set forth the following:

Each U.S. purchaser will, by its purchase of such Trust Units or Debentures, as applicable, be required to represent and agree for the benefit of the Trust, the Underwriters and the U.S. Affiliates as follows:

(A)   it is authorized to consummate the purchase of the Trust Units and Debentures, as applicable;

(B)   it is an Institutional Accredited Investor and is acquiring such Trust Units and Debentures, as applicable, for its own account or for one or more investor accounts for which it is exercising sole investment discretion and each such investor is an Institutional Accredited Investor or it is a Qualified Institutional Buyer and is acquiring the Debentures for its own account or for the account of a Qualified Institutional Buyer with respect to which it exercises sole investment discretion and not with a view to any resale, distribution or other disposition of the Debentures in violation of United States federal or state securities laws;

(C)   it has received a copy of the Prospectus together with the U.S. Memorandum relating to the offering in the United States (all such documents, the "Offering Documents") and it has been afforded the opportunity (i) to ask such questions as we have deemed necessary of, and to receive answers from, representatives of the Trust concerning the terms and conditions of the offering of the Offered Securities and (ii) to obtain such additional information which the Trust possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Offering Documents and that it has considered necessary in connection with our decision to invest in the securities;

(D)   it understands and acknowledges that the Trust Units, the Debentures and Trust Units issuable upon conversion or redemption of the Debentures, as applicable, have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and are therefore "restricted securities" within the meaning of the Rule 144, and that if in the future it shall decide to resell, pledge or otherwise transfer such Securities, the same may be resold, pledged or otherwise transferred only: (A) to the Trust, (B) in the United States, in accordance with Rule 144A to a person it reasonably believes is a "Qualified Institutional Buyer" that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, and in compliance with any applicable state securities laws of the United States, (C) outside the United States, in accordance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (D) in a transaction exempt from registration under the U.S. Securities Act pursuant to Rule 144 and in compliance with any applicable state securities laws of the United States, or (E) in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state securities laws, and in the case of subparagraph (D) or (E), it has furnished to the Trust an opinion of counsel of recognized standing reasonably satisfactory to the Trust to that effect;

(E)   it understands that all Trust Units, Debentures and Trust Units issuable upon conversion or redemption of the Debentures, as applicable, sold in the United States as part of this offering will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF HARVEST ENERGY TRUST THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO HARVEST ENERGY TRUST, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A LEGAL OPINION SATISFACTORY TO HARVEST ENERGY TRUST.

IF THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AT A TIME WHEN HARVEST ENERGY TRUST IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM VALIANT TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO VALIANT TRUST COMPANY AND HARVEST ENERGY TRUST, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

If the Trust Units, Debentures or Trust Units issuable upon conversion or redemption of the Debentures, as applicable, are being sold in compliance with the requirements of Rule 904 of Regulation S at a time when the Trust is a "foreign issuer" as defined in Regulation S, the legend may be removed by providing a declaration to Valiant Trust Company substantially in the form of Exhibit II hereto, or as the Trust may prescribe from time to time.

If the Trust Units, Debentures or Trust Units issuable upon conversion or redemption of the Debentures, as applicable, are being sold under Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to Valiant Trust Company of an opinion of counsel of recognized standing and reasonably satisfactory to the Trust, to the effect that such legend is no longer required under the U.S. Securities Act or state securities laws;

(F)   it understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that they may be relied upon by the Trust, the Underwriters and their U.S. affiliates in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Trust Units and Debentures; and

(G)   it understands that it is required to sign and deliver a purchaser's letter substantially in the form of Exhibit I hereto in which it will agree to certain restrictions on the transfer of the Trust Units, the Debentures and the Trust Units issuable upon conversion or redemption of the Debentures.

8.     At closing, the Underwriters, together with their U.S. affiliates selling Offered Securities in the United States, will provide a certificate, substantially in the form of Exhibit III to this Schedule relating to the manner of the offer and sale of the Offered Securities in the United States.

Representations, Warranties and Covenants of the Trust

The Trust represents, warrants, covenants and agrees that:

9.     (a)    The Trust is a "foreign issuer" within the meaning of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in the Offered Securities or Trust Units issuable pursuant thereto or upon conversion thereof; (b) the Trust is not now and as a result of the sale of Offered Securities contemplated hereby will not be required to be registered as an "investment company" under the United States Investment Company Act of 1940, as amended, and the rules adopted by the SEC thereunder; (c) none of the Trust, any of its affiliates, or any person acting on their behalf has made or will make any Directed Selling Efforts in the United States, or has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Offered Securities in the United States or any security convertible or exchangeable into the Offered Securities in the United States within the six month period prior to the date of this agreement; and (d) the Trust, its affiliates or any person acting on its or their behalf (other than the Underwriters, their U.S. affiliates, or any members of the Selling Dealer Group, as to whom the Corporation makes no representation) have complied and will comply with the requirements for an "offshore transaction", as such term is defined in Regulation S.

(b)    the Trust will notify Valiant Trust Company as soon as practicable upon it becoming a "domestic issuer", as defined in Regulation S.

Exhibit I

FORM OF U.S. PURCHASER'S LETTER

Dear Sirs:

In connection with our proposed purchase of Trust Units ("Trust Units") of Harvest Energy Trust (the "Trust") or 6.30% Convertible Unsecured Subordinated Debentures (the "Debentures" and together with the Trust Units, the "Securities") of the Trust, we confirm and agree as follows:

(a)     we are authorized to consummate the purchase of the Trust Units and the Debentures, as applicable;

(b)     we understand that the Trust Units, Debentures and Trust Units issuable upon conversion or redemption of the Debentures, as applicable, have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and that the sale contemplated hereby is being made to Institutional Accredited Investors (as defined in paragraph (c) below) in reliance on a private placement exemption from registration under the Securities Act;

(c)     we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") and are acquiring the Trust Units and/or the Debentures for our own account or for one or more investor accounts for which we are exercising sole investment discretion and each such investor account is an Institutional Accredited Investor;

(d)     we agree that if we decide to offer, sell or otherwise transfer or pledge all or any part of the Trust Units, Debentures and Trust Units issuable upon conversion or redemption of the Debentures, as applicable, we will not offer, sell or otherwise transfer or pledge any of such securities (other than pursuant to an effective registration statement under the Securities Act), directly or indirectly unless:

(i)     the sale is to the Trust; or

(ii)    the sale is made in accordance with Rule 144A under the Securities Act to a person we reasonably believe is a "qualified institutional buyer" (as such term is defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, and in compliance with applicable state securities laws of the United States; or

(iii)    the sale is made outside the United States in accordance with the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations; or

(iv)    the sale is made pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, and in compliance with any applicable state securities laws of the United States; or

(v)     such securities are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; or

(vi)   the sale is to an Institutional Accredited Investor and a purchaser's letter containing representations, warranties and agreements substantially similar to those contained in this purchaser's letter (except that such subsequent purchaser's letter need not contain the representation set forth in subsection (f) below) is executed by the subsequent purchaser and delivered to the Trust prior to the sale;

and in the case of subparagraph (iv) or (v), we have furnished to the Trust an opinion of counsel, of recognized standing reasonably satisfactory to the Trust, to that effect;

(e)     we understand and acknowledge that the Trust Units, Debentures and Trust Units issuable upon conversion or redemption of the Debentures, as applicable, are "restricted securities" as defined in Rule 144 under the Securities Act, and upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or state securities laws, the certificates representing the Securities, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF HARVEST ENERGY TRUST THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO HARVEST ENERGY TRUST, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION AFTER PROVIDING A LEGAL OPINION SATISFACTORY TO HARVEST ENERGY TRUST.

IF THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AT A TIME WHEN HARVEST ENERGY TRUST IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM VALIANT TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO VALIANT TRUST COMPANY AND HARVEST ENERGY TRUST, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT;

If Securities are being sold in compliance with the requirements of Rule 904 of Regulation S at a time when the Trust is a "foreign issuer" as defined in Regulation S, the legend may be removed by providing a declaration to Valiant Trust Company substantially in the form of Exhibit II to the U.S. Private Placement Memorandum referred to in paragraph (f) below (or as the Trust may prescribe from time to time);

If any such Securities are being sold pursuant to Rule 144 of the Securities Act, the legend may be removed by delivery to Valiant Trust Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Trust, to the effect that such legend is no longer required under applicable requirements of the Securities Act or state securities laws;

(f)     we have received a copy of the short form prospectus of the Trust dated ·,  2006 together with the U.S. Memorandum relating to the offering of the Securities in the United States (all such documents, the "Offering Documents") and we have been afforded the opportunity (i) to ask such questions as we have deemed necessary of, and to receive answers from, representatives of the Trust concerning the terms and conditions of the offering of the Securities and (ii) to obtain such additional information which the Trust possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Offering Documents and that we have considered necessary in connection with our decision to invest in the Securities;

(g)     we acknowledge that we are not purchasing the Trust Units and Debentures, as applicable, as a result of any general solicitation or general advertising, as those terms are used in Regulation D under the Securities Act including, without limitation, advertisements, articles, notices and other communications published on the Internet or in any newspaper, magazine or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(h)     we understand and acknowledge that the Trust (i) is under no obligation to be or to remain a "foreign issuer," (ii) may not, at the time we sell the Trust Units and Debentures and Trust Units issuable upon conversion or redemption of the Debentures, as applicable, or at any other time, be a "foreign issuer," and (iii) may engage in one or more transactions which could cause the Trust not to be a "foreign issuer." If the Trust is not a "foreign issuer" at the time of any sale pursuant to Rule 904 of Regulation S, the certificate delivered to the buyer may continue to bear the legend contained in paragraph (e) above.

We acknowledge that the representations and warranties and agreements contained herein are made by us with the intent that they may be relied upon by you, the Underwriters referred to in the Offering Documents and the U.S. affiliates of the Underwriters, in determining our eligibility or (if applicable) the eligibility of others on whose behalf we are contracting hereunder to purchase the Trust Units and/or Debentures. We further agree that by accepting the Trust Units and/or Debentures we shall be representing and warranting that the foregoing representations and warranties are true as at the closing time with the same force and effect as if they had been made by us at the closing time and that they shall survive the purchase by us of the Trust Units and/or Debentures and shall continue in full force and effect notwithstanding any subsequent disposition by us of the Trust Units and/or Debentures.

You, the Underwriters and the Underwriters' U.S. affiliates are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Please register the Securities subscribed for as follows:

(Name)

(Account Reference, if applicable)

(Address)

Dated:
[NAME OF PURCHASER]

By:
Name:
Title:

Exhibit II

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:             Valiant Trust Company
                    as registrar, transfer agent and trustee for Trust Units and Debentures of Harvest Energy Trust

The undersigned:

(A)           acknowledges that the sale of the securities of Harvest Energy Trust (the "Trust") to which this declaration relates is being made in reliance on Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "1933 Act"); and

(B)            certifies that

(1)            we are not an affiliate of the Trust (as defined in Rule 405 under the 1933 Act),

(2)            the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or we and any person acting on our behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States,

(3)            neither we nor any affiliate of ours nor any person acting on any of our or their behalf has engaged or will engage in any "directed selling efforts" (as such term is defined in Regulation S) in the United States in connection with the offer and sale of such securities,

(4)            the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the 1933 Act),

(5)            we do not intend to replace such securities with fungible unrestricted securities, and

(6)            the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated:
By:
Name:
Title:

Exhibit III

UNDERWRITERS' CERTIFICATE

In connection with the private placement in the United States of trust units and 6.30% convertible unsecured subordinated debentures (collectively, the "Securities") of Harvest Energy Trust (the "Trust") pursuant to the Underwriting Agreement dated October 25, 2006 among the Trust, Harvest Operations Corp. and the Underwriters named therein (the "Underwriting Agreement"), each of the undersigned does hereby certify as follows:

(i)      • is a duly registered broker or dealer with the United States Securities and Exchange Commission (the "SEC") and is a member of and in good standing with the National Association of Securities Dealers, Inc. on the date hereof, and all offers and sales of the Securities in the United States will be effected by · in accordance with all U.S. broker-dealer requirements;

(ii)     each offeree was provided with a copy of the Offering Documents as defined in Schedule "A" to the Underwriting Agreement, and no other written material has been used by us in connection with the offering of the Securities;

(iii)    immediately prior to our transmitting such U.S. placement memorandum to such offerees, we had reasonable grounds to believe and did believe that each offeree was either (A) an institutional "accredited investor" (an "Institutional Accredited Investor") within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "U.S. Securities Act") or (B) (ii) a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A adopted by the SEC under the U.S. Securities Act, and, on the date hereof, we continue to believe that each U.S. person purchasing Securities from us is an Institutional Accredited Investor or purchasing Debentures from us is a Qualified Institutional Buyer;

(iv)    no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published on the Internet or in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities in the United States;

(v)     prior to any sale of Securities to an Institutional Accredited Investor in the United States, we caused such U.S. purchaser to sign a U.S. Purchaser's letter containing representations, warranties and agreements to the Trust substantially similar to those set forth in Exhibit I to Schedule "A" of the Underwriting Agreement;

(vi)    neither we nor any member of the Selling Dealer Group (as defined in Schedule "A" to the Underwriting Agreement), nor any of our or their affiliates, have taken or will take any action which would constitute a violation of Regulation M of the SEC under the United States Securities Exchange Act of 1934, as amended; and

(vii)   the offering of the Securities in the United States has been conducted by us in accordance with the terms of the Underwriting Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement unless otherwise defined herein.

Dated this ___ day of __________ 2006.

[UNDERWRITER]	[U.S. BROKER-DEALER AFFILIATE]

By: _______________________________	By: _______________________________
Name:	Name:
Title:	Title: